May 20, 1996


ASCOR, Incorporated.
47790 Westinghouse Drive
Fremont, CA  94539
Attention:  Jeffrey Lum, President

                  ASCOR, Incorporated ("ASCOR") and Giga-tronics, Incorporated ("Giga-tronics") are parties to that certain AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") entered into as of the 2nd day of May, 1996, by and among Giga-tronics , ASCOR Acquisition Corp., a California corporation and a wholly owned subsidiary of Giga-tronics ("Merger Sub"), and ASCOR. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Reorganization Agreement.

                  Pursuant to the terms of the Reorganization Agreement Giga-tronics is to issue a maximum of 724,986 shares of Giga-tronics Common Stock in the Merger. Further pursuant to the terms of the Reorganization Agreement, such issuance is to be not pursuant to a registration under federal securities laws, rather pursuant to an exemption therefrom. The Reorganization Agreement also contemplates that at the Closing of the Merger Giga-tronics will enter into a Registration Rights Agreement (in the form of Exhibit 10.01 to the Reorganization Agreement) with the former shareholders of ASCOR. Pursuant to
Section 2.14 of the Registration Rights Agreement the registration rights granted thereunder will not be available if the Giga-tronics Common Stock issued in the merger was "issued by Giga-tronics to the Holder pursuant to a registration statement filed with the SEC".

                  Giga-tronics believes it is in the interests of Giga-tronics and the combined companies to issue the Giga-tronics Common Stock pursuant to such a registration statement. Therefore, Giga-tronics now agrees to use its best faith efforts to file with the Securities and Exchange Commission, and cause the effectiveness under federal securities law of, a registration statement on Form S-4 (or such other form as may be applicable) covering the shares of Giga-tronics Common Stock to be issued in the Merger.

                  The undersigned hereby agree that upon the issuance of such Giga-tronics Common Stock pursuant to an effective registration statement the Registration Rights Agreement will be of no force and effect and will therefore not be delivered at the Closing.





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                  Please  acknowledge  your  acceptance  and  agreement  to  the foregoing by signing and returning a copy of this letter.

                                             Very truly yours,
                                             GIGA-TRONICS, INCORPORATED



                                             By:________________________________
                                             Name:
                                             Title:


ACCEPTED AND AGREED

ASCOR, INCORPORATED



By:________________________
Name:
Title: